Exhibit 99.2

                              First Colonial Group

                              For Immediate Release
                              ---------------------


         FROM:          Scott V. Fainor, President & Chief Executive Officer
                                                     Nazareth National Bank
                                                     3864 Adler Place
                                                     Bethlehem, PA 18017
                                                     (610) 861-5721


                           FIRST COLONIAL GROUP, INC.
                           --------------------------
                           DECLARES QUARTERLY DIVIDEND
                           ---------------------------


Nazareth, PA 7/18/03 On July 17, 2003 the Board of Directors of First Colonial

Group, Inc. declared a quarterly cash dividend of 19 cents per share, payable

August 15, 2003 to shareholders of record as of the close of business August 1,

2003.


About First Colonial Group
First Colonial Group, Inc. (NASDAQ: FTCG) with assets of more than $642 million as of June 30, 2003, operates a one-bank subsidiary, Nazareth National Bank. The Bank provides a wide variety of retail, wholesale and trust & wealth management services to individuals, businesses and institutions. Operating 18 branches in the counties of Northampton, Lehigh and Monroe the company is headquartered in Nazareth, Pa., and has been in continuous operation since June 25, 1897.


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